UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2004

SENIOR HOUSING PROPERTIES TRUST

 (Exact Name of Registrant as Specified in Its Charter)

Maryland

 (State or Other Jurisdiction of Organization)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

                On December 14, 2004, we sold 5,000,000 common shares of beneficial interest in an underwritten public offering. We expect to issue and deliver these shares on or about December 17, 2004. The public offering price was $19.86 per share. We expect to use the $94.1 million of net proceeds (after estimated expenses and underwriters’ commissions) of the offering to repay borrowings under our revolving bank credit facility and for general business purposes.

                As a part of the offering, HRPT Properties Trust also sold 1,000,000 of our common shares that it owned at a price of $19.86 per share. HRPT also granted the underwriters an option to purchase up to 900,000 additional shares to cover over-allotments, if any. We will not receive any proceeds from the sale of our shares by HRPT.

                This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale is not permitted.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

1.1

Underwriting Agreement, dated December 14, 2004, among Senior Housing Properties Trust, HRPT Properties Trust, and the underwriters named therein relating to the issuance and sale by us of 5,000,000 common shares of beneficial interest and the sale of up to 1,900,000 of our common shares of beneficial interest by HRPT Properties Trust.

5.1	Opinion of Venable LLP.
8.1	Legal Opinion of Sullivan & Worcester LLP as to tax matters.
23.1	Consent of Venable LLP (contained in Exhibit 5.1).
23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

 [Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ John R. Hoadley
	Name:	John R. Hoadley
	Title:	Treasurer and Chief Financial Officer

Date:  December 14, 2004